Exhibit (a)(5)(E)

Halozyme to Acquire Antares to Create a Specialty Product and Drug Delivery Leader Expected to be Immediately Accretive to Revenue and Earnings Augments Drug Delivery Business with Best-in-Class Auto Injector Platform with Broad Licensing Potential Diversifies Revenue Mix with Addition of Three Commercial Products Targeting Key Audiences Immediate Revenue and Non-GAAP Earnings Accretion and Long-Term Financial Upside Expected to be immediately accretive to Halozyme’s revenue and non-GAAP earnings Generates additional cash flow, increasing Halozyme’s flexibility to pursue further growth drivers Business Development to Augment Long-Term Growth, Consistent with Strategic Priorities Antares’ commercial business and auto injector capabilities accelerate Halozyme’s strategy to drive long-term, durable revenue growth and value creation Halozyme expects to build on Antares’ core platform technology to drive incremental revenue opportunities with additional intellectual property protections beyond 2030 Substantial Market Expansion Opportunity in High Revenue Segments Antares’ auto injector technology platforms are widely licensable Halozyme’s extensive infrastructure and commercially validated ENHANZE platform technology supports conversion of Antares’ auto injector technology to high-viscosity and high-volume devices High Growth, Durable Commercial Franchise with Proven Track Record Antares’ portfolio of commercial and partner products have demonstrated commercial success and are positioned for long-term growth Launch of TLANDO™ will leverage Antares’ existing testosterone commercial infrastructure in a growing therapeutic category, building on momentum created by XYOSTED®’s success Two Highly Complementary Platforms, Each with Meaningful Pipelines Antares’ broadly applicable, differentiated auto injector platform is suitable for use with a broad range of medications Transaction Terms $960M $5.60 Total transaction value Purchase price per share in cash Pathway to Close Expected to close in the first half of 2022 1H22 Closing is subject to the customary closing conditions and applicable regulatory approvals Halozyme’s commercially validated ENHANZE platform technology has 5 approved partner products and 14 partner products in development “The acquisition of Antares fits well with our previously discussed strategic priorities and provides substantial financial growth potential and disruptive solutions to significantly improve patient experiences and outcomes for emerging and established therapies. Halozyme is well-positioned to leverage Antares’ value proposition, driven by a strong balance sheet, established industry relationships and business development experience. We look forward to welcoming Antares’ talented team as we embark on our next chapter of accelerating financial growth, maximizing patient benefit, and enhancing value.” — Dr. Helen Torley, M.B. Ch. B., M.R.C.P., Chief Executive Officer of Halozyme. For more information visit: https://ir.halozyme.com/overview/default.aspx

Forward-Looking Statements This communication contains “forward-looking statements”. All statements, other than statements of historical fact, included herein, including without limitation those regarding our future product development and regulatory events and goals, product collaborations, our business intentions and financial estimates and anticipated results, are, or may be deemed to be, forward-looking statements. Words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “think,” “may,” “could,” “will,” “would,” “should,” “continue,” “potential,” “likely,” “opportunity,” “project” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this communication. Although Halozyme’s and Antares’ management each believes that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of Halozyme and Antares, that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include among other things, risks related to Halozyme’s and Antares’ ability to complete the proposed acquisition on the proposed terms or on the proposed timeline, including the receipt of required regulatory approvals, the possibility that competing offers will be made, other risks associated with executing proposed acquisition, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the proposed acquisition will not be realized, risks related to future opportunities and plans for the combined company, including uncertainty of the expected financial performance and results of the combined company following completion of the proposed acquisition, disruption from the proposed acquisition making it more difficult to conduct business as usual or to maintain relationships with customers, employees, manufacturers or suppliers, and the possibility that, if the combined company does not achieve the perceived benefits of the proposed acquisition as rapidly or to the extent anticipated by financial analysts or investors, the market price of Halozyme’s shares could decline, as well as other risks related Halozyme’s and Antares’ respective businesses, including the ability to grow sales and revenues from existing products and to develop, commercialize or market new products, competition, including potential generic competition, the uncertainties inherent in research and development, including future clinical data and analysis, regulatory obligations and oversight by regulatory authorities, such as the U.S. Food and Drug Administration, including decisions of such authorities regarding whether and when to approve any drug, device or biological application that may be filed for any product candidates as well as decisions regarding labelling and other matters that could affect the availability or commercial potential of any product candidates, the absence of a guarantee that any product candidates, if approved, will be commercially successful, Halozyme’s ability to execute its share repurchase program according to plan, Halozyme’s ability to benefit from external growth opportunities, to complete related transactions and/or obtain regulatory clearances, risks associated with Halozyme’s and Antares’ intellectual property and any related pending or future litigation and the ultimate outcome of such litigation, trends in exchange rates and prevailing interest rates, volatile economic and market conditions, cost containment initiatives and subsequent changes thereto, and the impact that COVID-19 will have on Halozyme and on Antares and their respective customers, suppliers, vendors, and other business partners, and the financial condition of any one of them, as well as on Halozyme’s and Antares’ employees and on the global economy as a whole. Any material effect of COVID-19 on any of the foregoing could also adversely impact Halozyme and Antares. This situation is changing rapidly and additional impacts may arise of which Halozyme and Antares are not currently aware and may exacerbate other previously identified risks. While the list of factors presented here is representative, no list should be considered a statement of all potential risks, uncertainties or assumptions that could have a material adverse effect on Halozyme’s consolidated financial condition or results of operations. The foregoing factors should be read in conjunction with the risks and cautionary statements discussed or identified in the public filings with the U.S. Securities and Exchange Commission (the “SEC”) made by Halozyme, including those listed under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in Halozyme’s annual report on Form 10-K for the year ended December 31, 2021 and Antares’ annual report on Form 10-K for the year ended December 31, 2021. The forward-looking statements speak only as of the date hereof and, other than as required by applicable law, Halozyme and Antares do not undertake any obligation to update or revise any forward-looking information or statements. Investors are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. About the Offer This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities, nor is it a substitute for the tender offer materials that Halozyme and its acquisition subsidiary will le with the SEC, upon the commencement of the tender offer. At the time the tender offer is commenced, Halozyme and its acquisition subsidiary will le a tender offer statement on Schedule TO and thereafter Antares will ﬁle a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. ANTARES’ STOCKHOLDERS ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF ANTARES SHARES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of Antares’ stock at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting Halozyme or Antares. Copies of the documents filed with the SEC by Antares will be available free of charge on Antares’ internet website at https://www.antarespharma.com/investors/ sec-filings or by contacting Antares’ Investor Relations Department at +1 609-359-3016. Copies of the documents filed with the SEC by Halozyme will be available free of charge on Halozyme’s internet website at https://ir.halozyme.com or by contacting Halozyme’s Investor Relations Department at ir@ halozyme.com. Additional Information In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/ Recommendation Statement, Halozyme files annual, quarterly and special reports and other information with the SEC and Antares files annual, quarterly and special reports and other information with the SEC. You may read and copy any reports or other information filed by Halozyme and Antares at the SEC public reference room at 100 F. Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Halozyme’s and Antares’ filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.